Exhibit 99.11

October 6, 2003

We hereby consent to the inclusion in the Registration Statement of Redback Networks, Inc., for Registration Statement on Form S-4 (File No. 333-108170) and in the Prospectus / Disclosure Statement of Redback Networks Inc., which is part of the Registration Statement of our analysis regarding the intangible assets provided to you on September 10, 2003, and to references of our firm’s name therein. In giving such consent, we do not hereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours sincerely,

/s/    STANDARD AND POOR’S CORPORATE VALUE CONSULTING

Standard and Poor’s Corporate Value Consulting